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                                    AGREEMENT

Exhibit 10.90



AGREEMENT between CHART HOUSE ENTERPRISES, INC. (the "Company") and THOMAS J. WALTERS and KENNETH R. POSNER (each referred to below as a "Participant") dated as of February 12, 2002.

1.   PURPOSE

The purpose of this Agreement is to provide incentive compensation (the "Incentive Compensation") to the Participants upon the completion of a transaction that improves the capital structure of the Company.

2.   QUALIFYING TRANSACTION

A "Qualifying Transaction" is a sale of any equity interest by the Company to a third party that meets the following conditions:

(a) The transaction must be approved by the Company's Board of Directors (the "Board").

(b)      The transaction must close no later than December 31, 2003.

(c) The transaction is not required to result in the receipt of cash by the Company or any equity holder. For example, the transaction may take the form of an exchange of debt for debt with warrants/options, convertible debt, or other similar transaction.

Only the first such transaction occurring after the date of this Agreement will be treated as a "Qualifying Transaction" for purposes of the payment of the Incentive Compensation.

3.   DETERMINATION OF THE ENTERPRISE VALUE OF THE COMPANY

The "Enterprise Value of the Company" is the value of the Company as determined by the Board based solely upon the value of the equity interest sold in a "Qualifying Transaction." In the event that the Board is not able to precisely determine the Enterprise Value of the Company because of the form of the Qualifying Transaction, then the parties shall agree to a reasonable method for establishing the Enterprise Value of the Company based upon the Qualifying Transaction.


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4.   DETERMINATION OF COMMON VALUE; COMMON VALUE PER SHARE

(a)      The Common Value shall be equal to:

                  The Enterprise Value of the Company

                  REDUCED BY

                      - The total amount of the Company's senior secured debt pursuant to that certain Revolving Credit and Term Loan Agreement dated as of April 26, 1999, as amended, immediately prior to the Qualifying Transaction closing date;

                      - The total amount of the Company's subordinated debt with EGI-Fund Investors, L.L.C. immediately prior to the Qualifying Transaction closing date;

                      - The total equity value of the Company's Preferred Stock, $1.00 par value, outstanding immediately prior to the Qualifying Transaction closing date; and

                      - The total amount of the Incentive Compensation payable under this Agreement.

(b) The Common Value per Share shall be determined by dividing the Common Value as determined above by the number of shares the Company's Common Stock outstanding as of the Qualifying Transaction closing date.

5.   AMOUNT OF INCENTIVE COMPENSATION

The amount of the Incentive Compensation payable to each Participant shall be determined in accordance with the following table:

     ---------------------------------------------------------------------------------------------------------------
              COMMON VALUE PER SHARE               AMOUNT OF INCENTIVE COMPENSATION PAYABLE TO EACH PARTICIPANT

     ---------------------------------------------------------------------------------------------------------------
                 Less than $1.00               The Executive Committee of the Board, in its sole discretion, shall determine whether Incentive Compensation will be payable, and the amount of any such Incentive Compensation.
     ---------------------------------------------------------------------------------------------------------------
                  $1.00 to $1.24               $175,000
     ---------------------------------------------------------------------------------------------------------------
                  $1.25 to $1.49               $225,000
     ---------------------------------------------------------------------------------------------------------------
                  $1.50 to $1.74               $275,000
     ---------------------------------------------------------------------------------------------------------------
                  $1.75 to $1.99               $350,000
     ---------------------------------------------------------------------------------------------------------------
                      $2.00                    $425,000
     ---------------------------------------------------------------------------------------------------------------
                 More than $2.00               $425,000
                                               - PLUS -
                                               additional $35,000 for each $.10 increment in excess of $2.00
                                               Common Value per Share
     ---------------------------------------------------------------------------------------------------------------


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6.   CONDITIONS FOR PAYMENT OF INCENTIVE COMPENSATION

(a) Except as otherwise provided in this Section 6, a Participant will not be entitled to payment of the Incentive Compensation under this Agreement unless he is actively employed by the Company on the Qualifying Transaction closing date.

(b) In the event that a Participant's employment is terminated prior to the Qualifying Transaction closing date (i) involuntarily by the Company for reasons other than "Cause", or (ii) by reason of the Participant's death or total disability, the Participant will be entitled to payment of the Incentive Compensation. If the Participant's employment is terminated prior to the closing date for any other reason, the Participant will forfeit all rights to payment of the Incentive Compensation under this Agreement, unless the Board in its sole discretion provides otherwise.

(c) Termination of employment by the Company for Cause shall be deemed to have occurred only if such termination directly results from: (i) conviction of a crime (including conviction on a nolo contendere plea) involving the commission by the Participant of a felony or of a criminal act involving, in the good faith judgment of the Board, fraud, dishonesty, or moral turpitude but excluding any conviction which results solely from the Participant's title or position with the Company and is not based on his personal conduct; (ii) deliberate and continual refusal to perform employment duties reasonably requested by the Company after thirty (30) days' written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury);
         (iii) fraud or embezzlement determined in accordance with the Company's normal, internal investigative procedures consistently applied in comparable circumstances; (iv) gross misconduct or gross negligence in connection with the business of the Company which has a substantial adverse effect on the Company.

         The Participant's employment shall in no event be considered to have been terminated by the Company for Cause if the act or failure to act upon which such termination is based was done or omitted to be done as a result of bad judgment or negligence on the Participant's part, or without intent of gaining therefrom directly or indirectly or indirectly a profit to which the Participant was not legally entitled, or as a result of the Participant's good faith belief that such act or failure to act not opposed to the interests of the Company.

         All determinations of "Cause" hereunder shall be made by duly adopted resolution of the Board.

7.   PAYMENT OF INCENTIVE COMPENSATION

(a) Except as otherwise provided in (b) below, the Company will pay the Incentive Compensation to the Participant in a single lump payment within five (5) business days following the close of the Qualifying Transaction.

(b) In the event that the Qualifying Transaction closes in multiple stages, the Company, at its sole discretion, may pay the Incentive Compensation either in a single lump sum payment or in installments over a period not exceeding six (6) months following the initial close of the Qualifying Transaction.

8.   WITHHOLDING TAXES

The Company may withhold from any benefits payable under this Agreement all applicable federal, state, local or other taxes as shall be required pursuant to any law or governmental regulation or ruling.


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9.   NO RIGHT TO CONTINUED EMPLOYMENT

Nothing in this Agreement shall confer upon a Participant any right to continuance of employment by the Company or any of its affiliates nor shall it interfere in any way with the right of the Company or any affiliate to terminate a Participant's employment at any time.

10.  NO CLAIM AGAINST ASSETS

Nothing in this Agreement shall be construed as giving a Participant, his legal representative, or designated beneficiary, any claim against any specific assets of the Company or any affiliate or as imposing any trustee relationship upon the Company or any affiliate in respect of the Participant. The Company and its affiliates shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. If and to the extent that a Participant or his legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company and its affiliates.

11.  NON-TRANSFERABILITY OF RIGHTS

A Participant's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in an event of the Participant's death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such rights or interests of a Participant under this Agreement shall be subject to any obligation or liability of such Participant other than any obligations or liabilities owed by the Participant to the Company.

12.  NO EFFECT UPON OTHER BENEFITS

Neither this Agreement nor any Incentive Compensation payable under this Agreement will affect any benefits to which a Participant may be entitled pursuant to any plan, policy or agreement of the Company related to compensation, including, but not limited, any plan, policy or agreement relating to severance benefits.

13.  GOVERNING LAW

The Plan and all actions taken pursuant thereto shall be governed by, and construed in accordance with, the laws of the State of Illinois applied without regard to conflict of law principles.

14.  ENTIRE AGREEMENT; AMENDMENT

This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, understandings and representations, whether oral or written, relating to the benefits described herein. It may not be amended, modified, or terminated except by a written agreement signed by the parties.

15.  MISCELLANEOUS PROVISIONS

(a) In the event of a Participant's death or Total Disability, payment of the Participant's incentive compensation shall be made to a beneficiary (or beneficiaries) designated by the Participant in the form and manner prescribed by the Company, or to the Participant's legal representative. If a Participant does not have a properly designated beneficiary, payment shall be made to the Participant's estate.


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(b)      The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(c) If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(d) Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(e) This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.



IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above:

CHART HOUSE ENTERPRISES, INC.

By: /S/ WILLIAM M. DIEFENDERFER III                 /S/ THOMAS J. WALTERS
    -------------------------------                 ---------------------
                                                        Thomas J. Walters
Name: William M. Diefenderfer III

Title: Director, Chairman of Compensation           /S/ KENNETH R. POSNER
                                                    ---------------------
         Committee                                      Kenneth R. Posner


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